SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                February 2, 2001
                Date of Report (date of earliest event reported)



                               CARE CONCEPTS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    0-20958                  85-0519152
          --------                    -------                  ----------
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)               I.D. Number)


                       26 West Dry Creek Circle, Suite 600
                            Littleton, Colorado 80120
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (303) 794-9450

                               3353 W. Osborn Road
                                Phoenix, AZ 85017

          (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

     Effective February 5, 2001, Jack D. Kelley received 3,623,725 shares of the Company's common stock and Derold Kelley, the son of Jack D. Kelley, received 1,000,000 shares of the Company's common stock in settlement of all claims by Jack D. Kelley and Derold Kelley for any amounts due them by the Company. By virtue of Jack D. Kelley and Derold Kelley receiving a total of 4,623,725 shares of the Company's common stock, they now own or control, together with 105,994 shares of common stock that they previously directly or indirectly owned or controlled, 63% of the 7,500,000 shares of the Company's common stock currently outstanding. Jack D. Kelley and Derold Kelley are directors of the Company.

Item 4. Changes in Registrant's Certifying Accountant.

     Pursuant to Item 304 of Regulation S-K, the Company makes the following representations:

     a. A Form 8-K filing was made on March 22, 1995 announcing the dismissal of Arthur Anderson LLP as the Company's independent public accountants and engaging in its place the firm of Toback CPAs, P.C., 3200 North Central Avenue, Suite 700, Phoenix, Arizona 85012.

     b. A Form 8-K filing was made on October 22, 1996 announcing that the Company intended to find new auditors to complete the audit of the Company with respect to the year ended December 31, 1995. No new auditors were engaged by the Company and there has been no audit of the Company with respect to the year ended December 31, 1995.

     c. On February 5, 2001, Toback CPAs, P.C., the last reported Certifying Accountant for Care Concepts, Inc. (the "Company") was dismissed as Certifying Accountant for the Company due to Toback CPAs, P.C. no longer being in business and it being more convenient for the Company to have its certifying accountant in the same metropolitan area as its principal office.

     d. During the Company's two most recent fiscal years and subsequent interim period up to the date of the change in certifying accountant there have been no reports filed on the Company's financial condition and there were no disagreements with Toback CPAs, P.C. on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if any, not resolved to the satisfaction of Toback CPAs, P.C., would have caused Toback CPAs, P.C. to make a reference to the subject matter of the disagreement(s) in connection with its report.

     e. Effective February 5, 2001 the Company has engaged the accounting firm of Angell & Deering, Certified Public Accountants, 3801 E. Florida, Denver, Colorado, as Certifying Accountant for the year ending December 31, 2000.

     f. The appointment of the new certifying accountant was recommended by the Company's Board of Directors acting as the Company's Audit Committee and approved by the Company's Board of Directors.

     g. The Company did not consult with Angell & Deering, with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company's financial statements prior to engaging the firm.

     h. The Company has requested that Toback CPAs, P.C. review the disclosure in this Report and that Toback CPAs, P.C. has been given the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company herein. Such letter will be filed when received.

Item 5. Other Events.

     a. Resignation and Appointment of Officers and Directors.

          (i) Derold Kelley resigned as a director of the Company as of February 2, 2001. Jack D. Kelley and Derold Kelley resigned as the Company's Chief Executive Officer and President and as the Company's Secretary, respectively, as of February 5, 2001.

          (ii) Earnest Mathis was appointed as a director of the Company effective February 2, 2001 and was appointed as the Company's President and Chief Financial Officer effective February 5, 2001. James Eller was appointed as the Company's Secretary effective February 5, 2001.

     b. Change of Address of Principal Officer.

     The Company's principal office was changed from 3353 W. Osborn Road, Phoenix, Arizona 85017 to 26 West Dry Creek Circle, Suite 600, Littleton, Colorado 80120 effective February 5, 2001.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     a. Financial Statements.

     Not Applicable.

     b.   Proforma Financial Information.

     Not Applicable.

     c.   Exhibits.

     The letter from Toback CPAs, P.C. regarding the change in independent public accountants required to be filed under this Item is not available and, accordingly, is not included herein. By an amendment to this report to be filed as soon as practicable, the Registrant plans to submit such letter.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: February 7, 2001

                                            CARE CONCEPTS, INC.


                                            by:  /s/  Earnest Mathis, Jr.
                                            --------------------------------
                                            Earnest Mathis, Jr.
                                            President